                                                                               .
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                                                                               .
                                                                    Exhibit 12.3

BANKING ACT

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

Wholly amended By             1998 . 1.31                Act No. 5499
Amended By                    1998 . 2.24                Act No. 5520
Amended By                    1998 . 5.25                Act No. 5540
Amended By                    1999 . 2.5                 Act No. 5745
Amended By                    1999 . 5.24                Act No. 5982
Amended By                    1999 . 9.7                 Act No. 6018
Amended By                    2000 . 1.21                Act No. 6177
Amended By                    2000 . 1.28                Act No. 6256
Amended By                    2001 . 3.28                Act No. 6429
Amended By                    2002 . 4.27                Act No. 6691

                          CHAPTER I GENERAL PROVISIONS

ARTICLE 1 (PURPOSE)

         The purpose of this Act is to contribute to the stability of financial markets and the development of the national economy by seeking the sound operation of financial institutions, enhancing the efficiency of the fund brokerage functions, protecting depositors and maintaining the order of credit.
         [This Article Wholly Amended by Act No. 6177, Jan. 21, 2000]


ARTICLE 2 (DEFINITIONS)


         (1) For the purpose of this Act, the definitions of terms shall be as follows: (Amended by Act No. 5745, Feb. 5, 1999; Act No. 6691, Apr. 27,
         2002)

         1.The term "banking business" means a business of lending funds raised by bearing debts from many unspecified persons through the receipt of deposits and issuance of securities and other bonds;

         2.The term "financial institutions" means all legal persons other than the Bank of Korea regularly and systematically engaged in the banking business;

         3.The term "commercial financial business" means a business which loans funds primarily raised by receipt of demand deposits within a period of less than a year, or makes loans for a period of not less than a year but less than three years, within the scope not exceeding the ceiling limit on loans as determined by the Financial Supervisory Commission, taking into account the total deposits;

         4.The term "long-term financial business" means a business which loans funds raised by capital stock, reserves, other surplus, or time deposits with a maturity of more than one year, or through the issue of debentures or other bonds for a period exceeding one year;

         5.The term "equity capital" means the total amount of core capital and supplementary capital according to the standards set by the Bank for International Settlements;

         6.The term "payment guarantee" means a guarantee or acceptance of debts of another person by financial institutions;

         7.The term "credits" means loans, payment guarantees and purchase of securities (limited to those of fund assistance nature) or other direct and indirect transactions by financial institutions, which involve credit risk in financial transactions;

         8.The term "same person" means the principal and a person having such a special relationship with the principal as prescribed by the Presidential Decree (hereinafter referred to as the "specially related person");

         9.The term "non-financial business operator" means a person falling under any of the following items:

         (a) The same person with respect to which the total amount of gross capital (referring to the gross amount of assets less the gross amount of debts, on the balance sheet; hereinafter the same shall apply) of persons who are non-financial companies (referring to companies that run such non-financial businesses as determined by the Presidential Decree; hereinafter the same shall apply) is not less than 25/100 of the total amount of gross capital of persons who are companies;

         (b) The same person with respect to which the total amount of gross capital of persons who are non-financial companies is not less than such an amount as prescribed by the Presidential Decree, which is not less than two billion won; and

         (c) A securities investment company under the Securities Investment Company Act (hereinafter referred to as the "securities investment company") with respect to which a person as referred to in item (a) or
         (b) holds more than 4/100 of the total number of the issued stocks (referring to the case that the same person owns stocks under his or another person's name or has voting rights to them through a contract, etc.; hereinafter the same shall apply); and

         10.The term "large stockholder" means a person falling under any of the following items:

         (a) One stockholder of a financial institution in case that the same person including such stockholder holds more than 10/100 [15/100 in case of a financial institution which does not operate nationwide (hereinafter referred to as the "local financial institution")] of the total number of voting stocks issued by the financial institution; and

         (b) One stockholder of a financial institution in case that the same person including such stockholder holds more than 4/100 of the total number of voting stocks

         (excluding nonvoting stocks under Article 16-2 (2)) issued by the financial institution (excluding a local financial institution) and the same person is the largest stockholder of the financial institution or exercises a substantial influence over the major managerial matters of the financial institution in a manner of appointing or dismissing its officers, etc. as prescribed by the Presidential Decree.

         (2) The specific scope of equity capital and credits under paragraph
         (1) 5 and 7 shall be determined by the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree. (Newly Inserted by Act No. 5745, Feb. 5, 1999)


ARTICLE 3 (APPLICABLE PROVISIONS)


         (1) All financial institutions in the Republic of Korea shall be operated under this Act, the Bank of Korea Act, the Act on the Establishment of Financial Supervisory Organizations, and regulations and orders issued thereunder.

         (2) This Act and the Bank of Korea Act shall prevail over the Commercial Act and other Acts and subordinate statutes.


ARTICLE 4 (LEGAL PERSONS)

         No person other than legal persons shall be engaged in the banking business.


ARTICLE 5 (SPECIAL CASES FOR NATIONAL AGRICULTURAL COOPERATIVES FEDERATION,
          ETC.)

         Any credit business sector of the National Agricultural Cooperatives Federation, the National Federation of Fisheries Cooperatives and its member fisheries cooperatives shall be deemed a financial institution.

         [This Article Wholly Amended by Act No. 6256, Jan. 28, 2000]


ARTICLE 6 (INSURERS, ETC.)

         Insurers and companies engaged exclusively in savings bank business or trust business shall not be deemed financial institutions. (Amended by Act No. 6429, Mar. 28, 2001)


ARTICLE 7 (DETERMINATION ON WHETHER LEGAL PERSONS ARE FINANCIAL INSTITUTIONS)


         (1) Whether a legal person is a financial institution shall be determined by the Financial Supervisory Commission. (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)

         (2) The Financial Supervisory Commission may require any legal person concerned to submit books and other documents as necessary to make decisions referred to in paragraph (1). (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)


               CHAPTER II AUTHORIZATION, ETC. OF BANKING BUSINESS

ARTICLE 8 (AUTHORIZATION OF BANKING BUSINESS)


         (1) Any person who desires to be engaged in the banking business shall be subject to authorization by the Financial Supervisory Commission. (Amended by Act No.

         5540, May 25, 1998; Act No. 5982, May 24, 1999)

         (2) In determining whether to grant authorization under paragraph (1), the Financial Supervisory Commission shall confirm the feasibility of a business project, the appropriateness of capital stock, stockholders' composition and stock subscription capital, managerial abilities and probity of the organizers or the management, and the public-interest. In this case, the matters necessary for confirmation methods, etc. shall be determined by the Presidential Decree. (Amended by Act No. 5540, May 25, 1998; Act No. 5745, Feb. 5, 1999; Act No. 5982, May 24,
         1999)

         (3) The Financial Supervisory Commission may set conditions for authorization under paragraph (1). (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)


ARTICLE 9 (MINIMUM CAPITAL STOCK)

         Capital stock of a financial institution shall be not less than one hundred billion won: Provided, That capital stock of a financial institution which does not operate nationwide may be not less than twenty-five billion won.


ARTICLE 10 (REPORT OF ALTERATION OF ARTICLES OF INCORPORATION AND REDUCTION IN
           CAPITAL)


         (1) Any financial institution shall, when it intends to perform the act falling under each of the following subparagraphs, file in advance a report thereof with the Financial Supervisory Commission: (Amended by Act No. 6177, Jan. 21, 2000)

         1.Amendment to the articles of incorporation: Provided, That the same shall not apply to the case where it is intended to alter trifling matters prescribed by the Financial Supervisory Commission; and

         2.Reduction of capital stocks as determined by the Presidential Decree.

         (2) Where a financial institution amends the articles of association under the proviso of paragraph (1) 1, or makes a change in capital stock which does not fall under subparagraph 2 of the said paragraph, it shall report on it to the Financial Supervisory Commission within seven days from the date on which such a cause occurs.

         (3) The Financial Supervisory Commission may, in the event that contents of the report it has received are deemed to violate relevant Acts and subordinate statutes or infringe on the rights and interests of the users of financial institutions, urge the financial institution concerned to take corrective and supplementary measures.
         (Amended by Act No. 6177, Jan. 21, 2000)


ARTICLE 11 (SUBMISSION OF APPLICATION)


         (1) Any person who intends to obtain authorization under Articles 8 (1) shall file an application thereof with the Financial Supervisory Commission. (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999; Act No. 6177, Jan. 21, 2000)

         (2) The contents and type of the application under paragraph (1) shall be determined by the Financial Supervisory Commission. (Amended by Act No. 5982, May 24, 1999)


ARTICLE 12 (PUBLICATION OF AUTHORIZATION, ETC.)

         The Financial Supervisory Commission shall, when it grants authorization under Article 8 (1) or cancels the authorization under
         Article 53 (2), publish the fact in the Official Gazette and make the fact widely known to the public making use of computer communications, etc.

         [This Article Wholly Amended by Act No. 6177, Jan. 21, 2000]


ARTICLE 13 (OPENING AND RELOCATION, ETC. OF BRANCH)

         Any financial institution shall, where it intends to newly open a branch, agency or office abroad, or relocate its head office to the area of other Special Metropolitan City, Metropolitan City, or Do, make in advance plans for opening such branch, agency and office and for relocating such head office to consult with the Financial Supervisory Commission.
         [This Article Wholly Amended by Act No. 6177, Jan. 21, 2000]


ARTICLE 14 (BAN ON USE OF SIMILAR TRADE NAMES)

         No person other than the Bank of Korea and financial institutions shall use a word called bank in his trade name, or the words called banking business or banking operations in indicating his business.


       CHAPTER III HOLDING LIMITS, ETC. OF FINANCIAL INSTITUTION'S STOCKS

ARTICLE 15 (STOCK-HOLDING LIMIT, ETC. BY SAME PERSONS)


         (1) The same person shall not hold stocks of a financial institution in excess of 10/100 of the total number of its issued voting stocks:
         Provided, That this shall not apply to cases falling under any of the following subparagraphs and cases of paragraph (3) and Article 16-2
         (3):

         1.Where the Government or the Korea Deposit Insurance Corporation established under the Depositor Protection Act holds stocks of a financial institution; and

         2.Where he is holding not more than 15/100 of the total number of issued voting stocks of a local financial institution.

         (2) Where the same person (excluding a person as prescribed by the Presidential Decree) falls under any of the following subparagraphs, he shall make a report thereon to the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree:

         1.Where he holds more than 4/100 of the total number of issued voting stocks of a financial institution (excluding a local financial institution; hereafter in this paragraph the same shall apply);

         2.Where the same person falling under subparagraph 1 becomes the largest stockholder of the financial institution concerned; and

         3.Where the ratio of stockholding by the same person falling under subparagraph 1 is changed to the extent of not less than 1/100 of the total number of issued voting stocks of the financial institution concerned.

         (3) Notwithstanding the text of paragraph (1) exclusive of its subparagraphs, the same person may hold stocks of a financial institution with approval of the Financial Supervisory Commission for any excess of each such limit as set in any of the following subparagraphs: Provided, That the Financial Supervisory Commission may grant approval by fixing separate specified limit of stockholding other than the limit as set in each subparagraph only where it is deemed necessary in view of the possible contribution to the efficiency and soundness of the banking business and the stock distribution of stockholders of the financial institution, and if the same person intends to hold stocks in excess of the approved limit, he shall obtain additional approval from the Financial Supervisory Commission:

         1.The limit as set in the text of paragraph (1) excluding its subparagraphs (the limit as set in paragraph (1) 2 in case of a local financial institution);

         2.25/100 of the total number of issued voting stocks of the financial institution concerned; and

         3.33/100 of the total number of issued voting stocks of the financial institution concerned.

         (4) Where the Financial Supervisory Commission refuses to grant approval under paragraph (3), it shall specify and notify such cause to the applicant within the period as determined by the Presidential Decree.

         (5) In applying the provisions of paragraph (3), the qualifications for any person capable of holding stocks of a financial institution, the requirements and procedures for approval related to stockholding, and other necessary matters shall be determined by the Presidential Decree in consideration of the possible risk of undermining the soundness of the financial institution concerned, the propriety of the size of assets and the financial standing of the financial institution concerned, the size of credits from the financial institution concerned, and the possible contribution to the efficiency and soundness of the banking business.

         (6) Where a securities investment company holds stocks of a financial institution with the approval under paragraph (3), the provisions of
         Article 28 (2) 1 and 2 of the Securities Investment Company Act shall not apply with respect to the securities investment company.
         [This Article Wholly Amended by Act No. 6691, Apr. 27, 2002]


ARTICLE 16 (RESTRICTION, ETC. ON VOTING RIGHT OF LIMIT EXCESS STOCKS)


         (1) Where the same person holds stocks of financial institutions beyond the stockholding limit referred to in Article 15 (1) and (3) or 16-2 (1) and (2), the scope for exercising the voting right of relevant stocks shall be restricted to the limit referred to in Article 15 (1) and (3) or 16-2 (1) and (2), and he shall, without delay, make sure that he conforms to the relevant limit. (Amended by Act No. 6691, Apr. 27,
         2002)

         (2) Where the same person does not observe the provisions of paragraph
         (1), the Financial Supervisory Commission may order him to dispose of the stocks beyond the relevant limit within a specified period of not more than six months.


ARTICLE 16-2 (RESTRICTION, ETC. ON STOCKHOLDING BY NON-FINANCIAL BUSINESS
             OPERATOR)


         (1) A non-financial business operator (including a person who is excluded from an enterprise group subject to the limitations on mutual contribution, etc. under Article 14-2 of the Monopoly Regulation and Fair Trade Act and so does not fall under any non-financial business operator, and for whom a period as determined by the Presidential Decree has not yet passed since the date of the exclusion; hereafter in paragraph (2) the same shall apply) may not hold more than 4/100 of the total number of issued voting stocks of a financial institution (15/100 in case of a local financial institution), notwithstanding the provisions of Article 15 (1).

         (2) Notwithstanding the provisions of paragraph (1), if a non-financial business operator obtains approval from the Financial Supervisory Commission for stocks of a financial institution which he intends to hold beyond the limit as set in paragraph (1) (excluding the case related to a local financial institution) on condition that he will not exercise the voting rights to the stocks, after satisfying the requirements as determined by the Presidential Decree including financial soundness, he may hold such stocks up to the limit as fixed in the text of Article 15 (1) excluding its subparagraphs.

         (3) With respect to a non-financial business operator falling under any of the following subparagraphs, the text of Article 15 (1) excluding its subparagraphs and Article 15 (3) shall apply, notwithstanding the provisions of paragraphs (1) and (2):

         1.A non-financial business operator who has submitted to the Financial Supervisory Commission a plan for converting himself into a person who is not any non-financial business operator within two years (hereinafter referred to as the "conversion plan") and has obtained approval therefor; and

         2.A non-financial business operator who holds stocks within the scope of the ratio of holding stocks of a financial institution by a foreigner under the Foreign Investment Promotion Act (hereinafter referred to as the "foreigner").

         (4) Where a non-financial business operator comes to exceed the ratio of holding stocks by a foreigner as a result of holding stocks of a financial institution under paragraph (3) 2, he may not exercise voting rights to stocks held in excess.

         (5) The Financial Supervisory Commission may order a non-financial business operator to dispose of the stocks held in excess under paragraph (4) within a specified period of not more than one year:
         Provided, That if the Financial Supervisory Commission deems it inevitable in the light of the number of the stocks held in excess by a non-financial business operator and the situation of the securities market, etc., it may extend the period of disposing of the stocks within a specified limit.

         (6) The number of financial institutions of which the stocks may be held by a non-financial business operator under paragraph (3) 2 shall be limited to one.

         (7) Requirements for approval of the conversion plan under paragraph
         (3) 1 and other matters necessary for the examination of approval shall be prescribed by the Presidential Decree.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]

ARTICLE 16-3 (APPRAISAL, CHECKUP, ETC. OF CONVERSION PLAN)


         (1) A non-financial business operator who intends to apply for approval under Article 16-2 (3) 1 shall submit a conversion plan to the Financial Supervisory Commission, and if the appraisal of the conversion plan by a specialized institution is necessary, the Financial Supervisory Commission may have the specialized institution conduct such appraisal under the conditions as determined by the Financial Supervisory Commission.

         (2) The Financial Supervisory Commission shall regularly check up the situation of executing a conversion plan by a non-financial business operator (hereinafter referred to as a "person subject to conversion") who holds stocks of a financial institution in excess of the limit as set in Article 16-2 (1) with approval on the conversion plan under paragraph (3) 1 of the same Article, as prescribed by the Presidential Decree, and shall disclose its results through computer network, etc.

         (3) Where the Financial Supervisory Commission deems that a person subject to conversion fails to execute the conversion plan as a result of checkup under paragraph (2), it may order him to execute it within a fixed period of not more than six months.

         (4) A person subject to conversion falling under any of the following subparagraphs may not exercise the voting rights to the stocks of a financial institution held by himself in excess of the limit as set in
         Article 16-2 (1):

         1.A person subject to conversion who is under the execution order of paragraph (3) by the Financial Supervisory Commission; and

         2.A person subject to conversion whose illegal transaction with a financial institution is confirmed from the inspection of the Governor of the Financial Supervisory Service due to any cause as referred to in
         Article 48-2 (1) 2.

         (5) Where a person subject to conversion falls under any of the following subparagraphs, the Financial Supervisory Commission may order him to dispose of the stocks of a financial institution held in excess of the limit as set in Article 16-2 (1) within a specified period of not more than six months:

         1.Where he fails to comply with the execution order under paragraph
         (3); and

         2.Where he falls under paragraph (4) 2.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 16-4 (EXAMINATION OF LIMIT EXCESS STOCKHOLDERS' QUALIFICATIONS, ETC.)


         (1) The Financial Supervisory Commission shall examine whether or not a person holding stocks of a financial institution under Articles 15 (3) and 16-2 (3) (hereafter in this Article referred to as the "limit excess stockholder") continues to meet the qualifications and approval requirements under Article 15 (5) (hereafter in this Article referred to as the "excess holding requirements") after the holding of the stocks, under the conditions as prescribed by the Presidential Decree.

         (2) The Financial Supervisory Commission may, where necessary for the examination as referred to in paragraph (1), ask a financial institution or a limit excess stockholder to furnish necessary data or information.

         (3) Where the Financial Supervisory Commission deems, as a result of the examination under paragraph (1), that a limit excess stockholder fails to meet the excess holding requirements, it may order him to meet such requirements within a specified period of not more than six months.

         (4) The limit excess stockholder who is ordered under paragraph (3) may not exercise any voting rights to the stocks of a financial institution held in excess of the limit as set in Article 15 (3) 1 (referring to the limit as set in Article 16-2 (1) in case the limit excess stockholder is a non-financial business operator; hereafter in paragraph (5) the same shall apply) before he executes the order.

         (5) Where the limit excess stockholder who is ordered under paragraph
         (3) fails to comply with the order, the Financial Supervisory Commission may order the limit excess stockholder to dispose of the stocks of a financial institution held by him in excess of the limit as set in Article 15 (3) 1 within a specified period of not more than six months.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 17 (EXERCISE OF MINORITY STOCKHOLDERS' RIGHT)


         (1) Any person, who has held the stocks equivalent to not less than 5/100,000 of the total number of the stocks issued by any financial institution for not less than six months as prescribed by the Presidential Decree, may exercise his right as a stockholder as prescribed in Article 403 of the Commercial Act (including the case where the provisions are applied mutatis mutandis under Articles 324, 415, 424-2, 467-2, and 542 of the Commercial Act).

         (2) Any person, who has held the stocks equivalent to not less than 250/100,000 (not less than 125/100,000 in case of financial institutions prescribed by the Presidential Decree) of the total number of the stocks issued by financial institutions for not less than six months as prescribed by the Presidential Decree, may exercise his right as a stockholder as prescribed in Articles 385 (including the case where the provisions are applied mutatis mutandis under Article 415 of the Commercial Act) and 539 of the Commercial Act. (Amended by Act No. 6691, Apr. 27, 2002)

         (3) Any person, who has held the stocks equivalent to not less than 25/100,000 (not less than 125/1,000,000 in case of financial institutions prescribed by the Presidential Decree) of the total number of the stocks issued by financial institutions for not less than six months as prescribed the Presidential Decree, may exercise his right as a stockholder as prescribed in Article 402 of the Commercial Act. (Newly Inserted by Act No. 6691, Apr. 27, 2002)

         (4) Any person, who has held the stocks equivalent to not less than 50/10,000 (not less than 25/10,000 in case of financial institutions prescribed by the Presidential Decree) of the total number of the voting stocks issued by financial institutions for not less than six months as prescribed the Presidential Decree, may exercise his right as a stockholder as prescribed in Article 363-2 of the Commercial Act. (Amended by Act No. 6691, Apr. 27, 2002)

         (5) Any person, who has held the stocks equivalent to not less than 5/10,000 (not less than 25/100,000 in case of financial institutions prescribed by the Presidential Decree) of the total number of the stocks issued by financial institutions for not less than six months as prescribed the Presidential Decree, may exercise his right as a stockholder as prescribed in Article 466 of the Commercial Act. (Newly Inserted by Act No. 6691, Apr. 27, 2002)

         (6) Any person, who has held the stocks equivalent to not less than 150/10,000 (not less than 75/10,000 in case of financial institutions prescribed by the Presidential Decree) of the total number of the stocks issued by any financial institution for not less than six months as prescribed by the Presidential Decree, may exercise his right as a stockholder as prescribed in Articles 366 and 467 of the Commercial Act. In this case, the exercise of the right as a stockholder as prescribed in Article 366 of the Commercial Act shall be based on the stocks with voting right.

         (7) The stockholder as prescribed in paragraph (1) may, in the event that he institutes a suit pursuant to Article 403 of the Commercial Act (including the case where the provisions are applied mutatis mutandis under Articles 324, 415, 424-2, 467-2 and 542 of the Commercial Act) and wins the case, file a request with the financial institution for payment of costs and all other expenses incurred by the suit.
         [This Article Newly Inserted by Act No. 6177, Jan. 21, 2000]

                        CHAPTER IV OFFICERS AND EMPLOYEES

ARTICLE 18 (QUALIFICATIONS, ETC. FOR OFFICERS)


         (1) No person falling under any of the following subparagraphs shall be an officer of any financial institution, and if he falls hereunder after becoming one, he shall lose the office: (Amended by Act No. 5540, May 25, 998; Act No. 5745, Feb. 5, 1999; Act No. 6177, Jan. 21, 2000)

         1.Deleted; (by Act No. 5540, May 25, 1998)

         2.A minor or a person who is incompetent or quasi-incompetent;

         3.A bankrupt who has not been reinstated;

         4.A person who has been sentenced to imprisonment without prison labor or more severe punishment and for whom five years have not elapsed since he completed the sentence (including where he is deemed to have completed the sentence) or was exempted from the sentence;

         5.A person who has been sentenced to a fine or more severe punishment under this Act or any foreign country's banking Acts and subordinate statutes and other finance-related Acts and subordinate statutes as determined by the Presidential Decree and for whom five years have not elapsed since he completed the sentence (including where he is deemed to have completed the sentence) or was exempted from the sentence;

         6.A person who has been granted a stay of execution of a sentence to imprisonment without prison labor or more severe punishment and who is under a suspended sentence;

         7.A person who has been dismissed or removed from office by disciplinary punishment under this Act, the Bank of Korea Act, the Act on the Establishment, etc. of Financial Supervisory Organizations, the Act on the Structural Improvement of the Financial Industry, or any foreign country's finance-related Acts and subordinate statutes, and for whom five years have not elapsed since he was dismissed or removed by disciplinary punishment;

         8.A person who is or was an officer or employee of a financial institution (referring to financial institutions under subparagraph 1 of Article 2 of the Act on the Structural Improvement of the Financial Industry) which was subject to timely corrective measures by the Financial Supervisory Commission pursuant to Article 10 (1) of the said Act or administrative dispositions such as decision on contract transfer pursuant to Article 14 (2) of the said Act (limited to any person directly or likewise responsible for a reason for such timely corrective measures being taken, who is determined by the Presidential Decree), and for whom two years have not passed since such timely corrective measures, etc. were taken; and

         9.Any person who has worked as an officer or an employee of a corporation or a company whose business license and authorization, etc. have been cancelled under this Act or finance-related Acts and subordinate statutes prescribed by the Presidential Decree (limited to any person who is directly or correspondingly responsible for the causes of such cancellation and is prescribed by the Presidential Decree) and for whom five years have yet to elapse from the date on which such business license and authorization were cancelled.

         (2) The officers of any financial institution shall be persons who have experience and knowledge in finance and who are unlikely to impede the public interest, sound management and credit order of financial institutions.

         (3) The specific matters on the qualifications for officers of financial institutions shall be determined by the Financial Supervisory Commission. (Amended by Act No. 5745, Feb. 5, 1999)

ARTICLE 19
         Deleted. (by Act No. 5745, Feb. 5, 1999)


ARTICLE 20 (RESTRICTION ON CONCURRENT POSTS HELD BY OFFICERS, ETC.)


         (1) No officer or employee of a financial institution shall be an officer or employee of the Bank of Korea or any other financial institution or a bank holding company under the Financial Holding Companies Act (hereinafter referred to as the "bank holding company"):
         Provided, That this shall not apply to cases falling under any of the following subparagraphs:

         1.Where he becomes an officer or employee of a subsidiary bank under
         Article 37 (5);

         2.Where he becomes an officer or employee of a bank holding company having the financial institution to which he belongs, as a subsidiary; and

         3.Where he becomes an officer of a financial institution which is a subsidiary of a banking holding company having the financial institution to which he belongs, as another subsidiary.

         (2) No permanent officer of a financial institution shall be engaged in the day-to-day operations of other profit-making corporations:
         Provided, That this shall not apply to cases falling under any of the following subparagraphs:

         1.Where he falls under any subparagraph of paragraph (1);

         2.Where he is appointed as a manager under the Company Reorganization Act; and

         3.Where he becomes an officer or employee of such a subsidiary as referred to in Article 37 (2) (excluding the cases prescribed by the Presidential Decree).
         [This Article Wholly Amended by Act No. 6691, Apr. 27, 2002]


ARTICLE 21 (PROHIBITION OF BRIBERY, ETC.)

         No officers or employees of financial institutions shall request, accept or promise any gifts or other bribes, whether directly or indirectly in connection with his duties.


ARTICLE 22 (COMPOSITION OF BOARD OF DIRECTORS)


         (1) Deleted. (by Act No. 5745, Feb. 5, 1999)

         (2) Any financial institution shall appoint not less than three directors who are not engaged in the general affairs of the board of directors (hereinafter referred to as "outside directors") and the number of outside directors shall not be less than 50/100 of the total number of directors. (Amended by Act No. 6177, Jan. 21, 2000)

         (3) Any financial institution shall have a committee as referred to in
         Article 393-2 of the Commercial Act in order to recommend candidates for outside directors (hereinafter referred to as the "outside director candidate recommendation committee"). In this case, 1/2 or more of the total members of the outside director candidate recommendation committee shall be composed of outside directors. (Amended by Act No. 6691, Apr. 27, 2002)

         (4) Outside directors shall be selected and appointed by the general meeting of stockholders among persons recommended by the outside director candidate recommendation committee. (Newly Inserted by Act No. 6691, Apr. 27, 2002)

         (5) The latter part of paragraph (3) shall not apply where a newly established financial institution first organizes the board of directors. (Newly Inserted by Act No. 6691, Apr. 27, 2002)

         (6) Where the composition of the board of directors fails to meet the requirements under paragraph (2) due to the resignation or death of the outside directors, the composition of the board of directors shall be adjusted to meet the requirements under paragraph (2) by the date of the general meeting of stockholders convened for the first time after the date when such a cause occurs. (Amended by Act No. 6177, Jan. 21, 2000; Act No. 6691, Apr. 27, 2002)

         (7) and (8) Deleted. (by Act No. 6691, Apr. 27, 2002)

         (9) Deleted. (by Act No. 5745, Feb. 5, 1999)

         (10) The necessary matters on the operation, composition, and procedures of the board of directors other than those provided in this Act shall be determined by the Presidential Decree.


ARTICLE 23 (POWERS OF BOARD OF DIRECTORS)


         (1) The following matters shall be subject to deliberation and decision by the board of directors: (Amended by Act No. 6177, Jan. 21, 2000)

         1.Matters on management objectives and evaluation;

         2.Matters on the amendment of the articles of incorporation;

         3.Matters on the budget and settlement of accounts, including the remuneration of officers and employees;

         4.Deleted; (by Act No. 5745, Feb. 5, 1999)

         5.Matters on major changes in organization such as dissolution, business transfer, and merger; and

         6.Matters on internal control standards under Article 23-3.

         (2) Of the powers of the board of directors under Article 393 (1) of the Commercial Act, the powers of appointment or dismissal of managers and establishment, relocation or closure of branches may be delegated on conditions as the articles of association of a financial institution may determine.


ARTICLE 23-2 (AUDIT COMMITTEE)


         (1) Any financial institution shall establish an audit committee (referring to the audit committee under the provision of Article 415-2 of the Commercial Act; hereinafter the same shall apply) in the board of directors.

         (2) The audit committee shall consist of members with not less than two thirds of them being outside directors.

         (3) Members of the audit committee who are not the outside directors shall not fall under any subparagraph of Article 191-12 (3) of the Securities and Exchange Act: Provided, That any person who serves as a member, not as an outside director of the audit committee may, notwithstanding the provisions of Article 191-12 (3) 6 of the Securities and Exchange Act, become a member of the audit committee, who is not an outside director.

         (4) Where the composition of the audit committee fails to meet the requirements as prescribed in paragraph (2) on the grounds of the death or resignation of members, the composition of the audit committee shall be made consistent with the requirements as prescribed in paragraphs
         (2) at the regular general meeting of
         stockholders, which is first called after the date on which the cause occurred.

         (5) The proviso of Article 415-2 (2) of the Commercial Act shall not apply to the composition of the audit committee as prescribed in paragraph (1).
         [This Article Newly Inserted by Act No. 6177, Jan. 21, 2000]


ARTICLE 23-3 (INTERNAL CONTROL STANDARDS, ETC.)


         (1) Any financial institution shall set fundamental procedures and standards (hereinafter referred to as the "internal control standards") which the officers and employees of such financial institution have to follow when they perform their duties to observe Acts and subordinate statutes, operate soundly its assets and protect its depositors.

         (2) Any financial institution shall appoint not less than one person assigned to check whether the internal control standards are observed and to report any violation of the internal control standards to the audit committee (hereinafter referred to as the "compliance officer").

         (3) Where a financial institution intends to appoint a compliance officer, it shall go through a resolution of the board of directors:
         Provided, That this shall not apply with respect to a branch office of a foreign financial institution under Article 58 (1). (Amended by Act No. 6691, Apr. 27, 2002)

         (4) A compliance officer shall meet the following requirements: (Newly Inserted by Act No. 6691, Apr. 27, 2002)

         1.He is required to be the person with the experience falling under any of the following items:

         (a) A person who has served not less than 10 years in the Bank of Korea or an institution subject to inspection (including any foreign financial institution corresponding thereto) under Article 38 of the Act on the Establishment, etc. of Financial Supervisory Organizations;

         (b) A person with a master's degree or higher in the finance-related area who has served not less than 5 years in a university as a full-time lecturer or higher or in a research institute as a researcher or higher;

         (c) A person with the qualification of an attorney-at-law or a certified public accountant who has served not less than 5 years in the service area related to such qualification; and

         (d) A person who has served not less than 5 years in the Ministry of Finance and Economy, the Financial Supervisory Commission, the Securities Futures Commission, or the Financial Supervisory Service under Article 44 and for whom 5 years or more have elapsed since he resigned or retired from each of such institutions;

         2.He is required not to fall under each subparagraph of Article 18 (1); and

         3.He is required not to have been subject to any such measures as demand for caution or warning, etc. for violating finance-related Acts and subordinate statutes from the Financial Supervisory Commission or the Governor of the Financial Supervisory Service under Article 47 in the past 5 years.

         (5) Necessary matters concerning the internal control standards and compliance officers shall be prescribed by the Presidential Decree. (Newly Inserted by Act No. 6691, Apr. 27, 2002) [This Article Newly Inserted by Act No. 6177, Jan. 21, 2000]


ARTICLE 24 (RECOMMENDATION OF CANDIDATES FOR MEMBERS OF AUDIT COMMITTEE)

         Candidates for the members of the audit committee shall be recommended by a candidate recommendation committee which is composed of all outside directors. In this case, the candidate recommendation committee shall make decisions by an affirmative vote of not less than two-thirds of all outside directors. (Amended by Act No. 6177, Jan. 21, 2000; Act No. 6691, Apr. 27, 2002)


ARTICLE 25 (RESTRICTION ON VOTING RIGHT OF INTERESTED PERSONS)

         Any director who has special interests in any relevant bill under consideration by the board of directors shall not cast his vote.


ARTICLE 26 (EXCLUSION FROM APPLICATION)

         The provisions of Articles 23 and 24 shall not apply to financial institutions established by foreigners in accordance with the Presidential Decree and financial institutions in which foreigners hold more than 50/100 of the total number of issued voting stocks under
         Article 15 (3).
         [This Article Wholly Amended by Act No. 6691, Apr. 27, 2002]


                          CHAPTER V BANKING OPERATIONS

ARTICLE 27 (SCOPE OF OPERATIONS)


         (1) Financial institutions may be engaged in all operations in the banking business (hereinafter referred to as "banking operations") within the scope of this Act and other related Acts.

         (2) The scope of banking operations referred to in paragraph (1) shall be determined by the Presidential Decree. (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)


ARTICLE 28 (AUTHORIZATION FOR CONCURRENT BUSINESS)


         (1) Where any financial institution intends to directly run a business which is not the banking business, but prescribed by the Presidential Decree, it shall get authorization thereof from the Financial Supervisory Commission. In this case, the provisons of Article 8 (2) and (3) shall apply mutatis mutandis to such authorization. (Amended by Act No. 6177, Jan. 21, 2000)

         (2) Where engaged in the business listed in paragraph (1), the financial institution shall separate the relevant business from banking operations and maintain separate books and recorded documents.


ARTICLE 29 (TRUST BUSINESS)


         (1) Any financial institution which operates trust business as additional business shall separate funds, securities, or properties pertaining to the relevant business and maintain separate books and recorded documents.

         (2) The provisions of Article 30 (1) shall not apply to trust business referred to in paragraph (1). (Amended by Act No. 5745, Feb. 5, 1999)


ARTICLE 30 (MATTERS TO BE OBSERVED ON RESERVES FOR DEPOSITS AND INTERESTS, ETC.)


         (1) Financial institutions shall hold not less than the minimum ratio of reserves for deposits and reserve assets for deposits under Section 2 of Chapter IV of the Bank of Korea Act as the reserve requirement for deposit liabilities.

         (2) Financial institutions shall abide by the following decisions and restrictions taken or placed by the Monetary Policy Committee under the Bank of Korea Act:

         1.Decision on the maximum rates of interest on all kinds of deposits or other payments of financial institutions;

         2.Decision on the maximum rates of interest for the credit business, such as all kinds of loans or other charges of financial institutions;

         3.Restriction on the time limit for loans and kinds of securities handled by financial institutions;

         4.Restriction on the maximum limit on loans and investment, or maximum limit by sector for financial institutions within a given period in case of national economic emergencies such as hyperinflation; and

         5.Prior approval on loans by financial institutions in case of national economic emergency such as hyperinflation.


ARTICLE 31 (COMMERCIAL FINANCIAL BUSINESS AND LONG-TERM FINANCIAL BUSINESS)


         (1) Any financial institution may concurrently run the commercial financial business and the long-term financial business.

         (2) Deleted. (by Act No. 6177, Jan. 21, 2000)


ARTICLE 32 (HANDLING OF CURRENT ACCOUNTS)

         Current accounts may be handled only by financial institutions which are engaged in the commercial financial business.


ARTICLE 33 (ISSUANCE OF DEBENTURES, ETC.)

         The necessary matters on the conditions and methods for issue of debentures or equivalent bonds of financial institutions shall be determined by the Presidential Decree. In this case, the limit of issuing debentures, etc. shall be determined by the Presidential Decree within the limits of five times of the equity capital. (Amended by Act No. 5745, Feb. 5, 1999)


ARTICLE 34
         Deleted. (by Act No. 5745, Feb. 5, 1999)


ARTICLE 35 (CREDIT LIMIT ON SAME BORROWERS, ETC.)


         (1) No financial institution shall extend credits exceeding 25/100 of the relevant financial institution's equity capital to the same individual, corporation and person (hereinafter referred to as the "same borrowers") with whom it shares credit risk as determined by the Presidential Decree: Provided, That this shall not apply hereunder as determined by the Presidential Decree:

         1.Where it is necessary for the national economy or for a financial institution to promote the effectiveness of securing claims; and

         2.Where a financial institution exceeds the limit referred to in the text due to changes in its equity capital or changes in the composition of the same borrowers although it did not extend further credits.

         (2) Where a financial institution exceeds the limit referred to in the text of paragraphs (1), (3) and (4) pursuant to paragraph (1) 2, it shall ensure that it meets the limit under the text of paragraphs (1),
         (3) and (4) within one year from the date on which it exceeds such limit: Provided, That in cases falling under inevitable cause as determined by the Presidential Decree, the Financial Supervisory Commission may extend it by setting such period. (Amended by Act No. 6177, Jan. 21, 2000)

         (3) No financial institution shall extend credits exceeding 20/100 of the relevant financial institution's equity capital to the same individual or corporation, respectively: Provided, That this shall not apply where it falls under the proviso of paragraph (1).

         (4) Where credit which a financial institution extends to the same individual, corporation, or the same borrower respectively exceeds 10/100 of the relevant financial institution's equity capital, the total amount of such large credits shall not exceed five times of the relevant financial institution's equity capital: Provided, That this shall not apply where it falls under the proviso of paragraph (1). [This Article Wholly Amended by Act No. 5745, Feb. 5, 1999]


ARTICLE 35-2 (CREDIT LIMIT ON LARGE STOCKHOLDERS OF FINANCIAL INSTITUTIONS,
ETC.)


         (1) The credits which a financial institution can extend to its large stockholder (including any person specially related to him; hereinafter the same shall apply) shall not exceed an amount falling under the ratio as determined by the Presidential Decree within the scope of 25/100 of the relevant financial institution's equity capital or an amount falling under the ratio of any contribution by the relevant large stockholder to the relevant financial institution, whichever is less.

         (2) The credits which a financial institution can extend to all of its large stockholders shall not exceed an amount falling under the ratio as determined by the Presidential Decree within the scope of 25/100 of the relevant financial institution's equity capital.

         (3) No financial institutions shall extend credits to their large stockholders under mutual crossing for the purpose of avoiding the credit limit as referred to in paragraphs (1) and (2).

         (4) Where a financial institution intends to extend its large stockholders credits of not less than an amount as prescribed by the Presidential Decree (including any such transaction as prescribed by the Presidential Decree; hereafter in this Article the same shall apply), it shall do so after going through a prior resolution of the board of directors. In this case, the resolution shall be made by a concurrent vote of all the members of the board of directors.

         (5) Where a financial institution extends its large stockholders credits of not less than an amount as prescribed by the Presidential Decree, it shall make a report thereon to the Financial Supervisory Commission without any delay and disclose it through computer networks, etc.

         (6) A financial institution shall disclose the matters relevant to credits extended to its large stockholders through computer networks, etc. every quarter under the conditions as prescribed by the Presidential Decree.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 35-3 (ACQUISITION LIMIT ON STOCKS ISSUED BY LARGE STOCKHOLDERS, ETC.)


         (1) No financial institution shall acquire (including to acquire through trust business; hereafter in this Article the same shall apply) stocks (including investment share; hereafter in this Article the same shall apply) issued by large stockholders of the financial institution in excess of an amount falling under the ratio as determined by the Presidential Decree within the scope of 1/100 of the relevant financial institution's equity capital. In this case, the Financial Supervisory Commission may set a separate acquisition limit on stocks by class within the acquisition limit as determined in the provisions of the former part.

         (2) Where a financial institution exceeds the limit as referred to in paragraph (1) as a person who is not its large stockholder becomes its large stockholder newly, it shall dispose of the limit excess stocks within such a period as determined by the Presidential Decree.

         (3) Where a financial institution intends to acquire stocks issued by its large stockholders not less than such an amount as determined by the Presidential Decree, it shall go through a resolution of the board of directors in advance. In this case, the resolution shall be made by a concurrent vote of all the members of the board of directors.

         (4) Where a financial institution acquires stocks issued by its large stockholders not less than such an amount as prescribed by the Presidential Decree, it shall make a report thereon to the Financial Supervisory Commission without any delay and disclose it through computer networks, etc.

         (5) A financial institution shall disclose the matters relevant to the acquisition of stocks issued by its large stockholders through computer networks, etc. every quarter under the conditions as prescribed by the Presidential Decree.

         (6) A financial institution shall exercise its voting rights to the stocks issued by its large stockholders in such a manner as not affecting the contents of resolution by the number of stocks at the general meeting of the large stockholders less the number of stocks owned by the financial institution: Provided, That this shall not apply to the cases of a merger of large stockholders, transfer or takeover of business, appointment of officers, or other similar matters, which would obviously cause any loss to the financial institution.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]

ARTICLE 35-4 (BAN ON EXERCISE OF IMPROPER INFLUENCE BY LARGE STOCKHOLDERS)

         No large stockholder of a financial institution shall do any of the following acts with intent to gain his own profits against the financial institution's interests:

         1.An act of demanding from the financial institution its internal data or information not yet disclosed with intent to exercise any improper influence: Provided, That this shall not include the cases falling under Article 17 (5);

         2.An act of exercising an improper influence over the personnel affairs or management of the financial institution in collusion with another stockholder on condition of providing any such consideration as economic gains;

         3.An act of exercising an influence over the management of the financial institution in such a manner as urging it to demand the advanced return of credits from a rival company with intent to obstruct the business activities of the rival company; and

         4.Other acts similar to those as referred to in subparagraphs 1 through 3, as prescribed by the Presidential Decree.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 35-5 (REQUEST OF DATA TO LARGE STOCKHOLDERS, ETC.)


         (1) Where the Financial Supervisory Commission deems that a financial institution or its large stockholder is suspected of any violation of Articles 35-2 through 35-4, it may request the financial institution or its large stockholder to submit necessary data.

         (2) Where the Financial Supervisory Commission deems that the soundness of management of a financial institution might be considerably undermined due to such insolvency of its large stockholder's financial structure as the debts of the large stockholder (limited to a company) exceed his own assets, as prescribed by the Presidential Decree, it may take such measures as determined by the Presidential Decree against the financial institution, including issuing an order for the financial institution to restrict the extension of credits to the large stockholder.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 36 (LOANS TO GOVERNMENTAL AGENCIES)

         Loans to governmental agencies under the Bank of Korea Act shall be extended only where the Government guarantees the redemption of their principal and interest.


ARTICLE 37 (RESTRICTION ON CONTRIBUTIONS IN OTHER COMPANIES)


         (1) Any financial institution shall be prohibited from holding not less than 15/100 of the stocks with voting rights issued by other company (including contribution quota; hereafter the same shall apply in this Article). (Amended by Act No. 5520, Feb. 24, 1998; Act No. 6177, Jan. 21, 2000)

         (2) Notwithstanding the provisions of paragraph (1), a financial institution may, if a company falls under any category of business as determined by the Financial Supervisory Commission or obtains approval from the Financial Supervisory Commission as necessary for promoting corporate restructuring, hold the stocks in excess of 15/100 of the issued stocks with voting rights: Provided, That the same shall not apply to the case falling under any of the following subparagraphs:
         (Amended by Act No. 5520, Feb. 24, 1998; Act No. 5745, Feb. 5, 1999;
         Act No. 6177, Jan. 21, 2000)

         1.Where a financial institution invests the total amount not exceeding an amount equivalent to the ratio as determined by the Presidential Decree within the limit of 20/100 of the equity capital of the financial institution in a company in which it holds more than 15/100 of the issued stocks with voting rights (hereinafter referred to as "subsidiary"): and

         2.Where it meets the requirements otherwise determined by the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree.

         (3) No financial institution shall carry out the following activities in doing business with its subsidiaries: (Amended by Act No. 5745, Feb. 5, 1999)

         1.Credit extensions to its subsidiaries, exceeding the ceiling as determined by the Financial Supervisory Commission;

         2.Credits in which the stocks of the financial institution's subsidiaries are offered as security, and credits to purchase the stocks of the financial institution's subsidiaries; and

         3.Loans to officers or employees of the financial institution's subsidiaries (excluding petty loans as determined by the Financial Supervisory Commission).

         (4) Where any financial institution makes investments in its subsidiaries under paragraph (2), it shall report such fact to the Financial Supervisory Commission within seven days.

         (5) The terms "parent bank" or "subsidiary bank" in paragraphs (6) through (8) mean a financial institution which owns more than 15/100 of the total number of the voting stocks issued by other financial institution, and such other financial institution. In this case, if a parent bank and its subsidiary bank hold altogether more than 15/100 of the total number of the voting stocks issued by a financial institution which is not the subsidiary bank, the financial institution shall be deemed to be a subsidiary bank of the parent bank. (Newly Inserted by Act No. 6691, Apr. 27, 2002)

         (6) No subsidiary bank shall do any of the following acts: (Newly Inserted by Act No. 6691, Apr. 27, 2002)

         1.An act of owning stocks issued by the parent bank and another subsidiary bank of the parent bank (hereinafter referred to as the "parent bank, etc.") (excluding the cases as prescribed by the Presidential Decree);

         2.An act of owning more than 15/100 of the voting stocks issued by another financial institution;

         3.An act of extending credits to the parent bank, etc. above the standards as set by the Presidential Decree; and

         4.Other acts of being likely to undermine the own sound management of the concerned subsidiary bank or to infringe on the interests of financial traders, as prescribed by the Presidential Decree.

         (7) Where a subsidiary bank and its parent bank, etc. extend credits to each other, they shall do so under proper security meeting the standards as set by the Presidential Decree: Provided, That this shall not apply where it satisfies the requirements as set by the Financial Supervisory Commission, such as the extension of credits necessary for restructuring the subsidiary bank and parent bank. (Newly Inserted by Act No. 6691, Apr. 27, 2002)

         (8) A subsidiary bank and its parent bank, etc. shall not transact mutually such inferior assets as prescribed by the Presidential Decree:
         Provided, That this shall not apply where it satisfies the requirements as set by the Financial Supervisory Commission, such as transactions necessary for restructuring the subsidiary bank and parent bank. (Newly Inserted by Act No. 6691, Apr. 27, 2002)

ARTICLE 38 (PROHIBITED BUSINESS)

         No financial institution shall conduct the following activities:
         (Amended by Act No. 5745, Feb. 5, 1999; Act No. 6177, Jan. 21, 2000)

         1.Investment in stocks or other securities (excluding state bonds and Bank of Korea currency stabilization bonds) with a period of redemption of not less than three years which exceeds the amount equivalent to the ratio as determined by the Presidential Decree within the limit of 100/100 of its equity capital. In this case, the Financial Supervisory Commission may, if necessary, otherwise determine, within the said limit on investment, the ceiling on investment in stocks and derivatives which are securities;

         2.Ownership of real estate (excluding real estate acquired through the exercise of a security interest such as mortgage) other than real estate for business purposes;

         3.Ownership of real estate used for business purposes in excess of an amount equivalent to the ratio as determined by the Presidential Decree within the limit of 100/100 of equity capital;

         4.Loans of funds to speculate in commodities or securities;

         5.Loans in which stocks of the financial institution or stocks exceeding 20/100 of issued stocks of other stock companies are offered as security, whether direct or indirect (excluding loans for operators, etc. as prescribed by the Presidential Decree who operate private investment projects for infrastructure);

         6.Loans contingent on the purchase of stocks of the relevant financial institution, whether direct or indirect;

         7.Loans for political funds, whether direct or indirect;

         8.Loans to officers or employees of the relevant financial institution (excluding petty loans as determined by the Financial Supervisory Commission); and

         9.Deleted. (by Act No. 6691, Apr. 27, 2002)


ARTICLE 39 (DISPOSAL OF ASSETS, ETC. FOR NON-BUSINESS PURPOSES)

         A financial institution shall, of its properties or other assets, where it is prohibited from acquiring or holding them or acquires assets through the exercise of a security interest, dispose of them under the conditions as determined by the Financial Supervisory Commission.


                              CHAPTER VI ACCOUNTING

ARTICLE 40 (ACCUMULATION OF LEGAL RESERVE)

         A financial institution shall accumulate not less than 10/100 of its net profits until the reserve comes up to the total amount of capital stock, each time it pays dividends on earned net profits.


ARTICLE 41 (PUBLIC NOTICE, ETC. OF FINANCIAL STATEMENTS)


         (1) A financial institution shall make public notice of balance sheets as of the closing date, profit and loss statements for the relevant period for settlement of accounts concerned, and consolidated financial statements as determined by the Financial Supervisory Commission in accordance with the form as determined by the Financial Supervisory Commission within three months from the closing date: Provided, That for documents which cannot be made public within three months for unavoidable reasons, the said public notice may be delayed upon approval by the Financial Supervisory Commission.

         (2) Balance sheets, profit and loss statements, and consolidated financial statements under paragraph (1) shall be signed and sealed by the representative and the person in charge.

         (3) The closing date of the financial institution shall be December 31:
         Provided, That the Financial Supervisory Commission may direct the change of the closing date, and the financial institution may change the closing date upon approval by the Financial Supervisory Commission.


ARTICLE 42 (SUBMISSION OF BALANCE SHEETS, ETC.)


         (1) A financial institution shall submit its balance sheets based on the end of every month to the Bank of Korea no later than the end of the following month in accordance with the form as determined by the Bank of Korea, and the Bank of Korea shall carry them in the statistical monthly of the Bank of Korea.

         (2) The balance sheets referred to in paragraph (1) shall be signed and sealed by the person in charge or his agent.

         (3) The financial institution shall, as prescribed by Acts, provide the Bank of Korea, in addition to the balance sheets referred to in paragraph (1), with periodical statistical data or information required for carrying out its functions and duties.


ARTICLE 43 (REFUSAL TO DISCLOSE MATERIALS)

         The financial institution may, upon request for the inspection or copy of account books and documents referred to in Article 466 (1) of the Commercial Act, refuse the relevant request where it threatens to cause serious damage to the rights and interests of customers.


                     CHAPTER VII SUPERVISION AND INSPECTION

ARTICLE 44 (SUPERVISION OVER FINANCIAL INSTITUTIONS)

         The Financial Supervisory Service established under the Act on the Establishment of Financial Supervisory Organizations (hereinafter referred to as the "Financial Supervisory Service") shall supervise whether financial institutions observe this Act, other related Acts, and regulations, and orders and instructions of the Financial Supervisory Commission in accordance with the said regulations and instructions.


ARTICLE 45 (GUIDANCE FOR SOUND MANAGEMENT)


         (1) Any Financial institution engaged in the banking business shall secure sound management such as completing equity capital and maintaining adequate liquidity.

         (2) Any financial institution shall, in order to maintain the soundness of its management, observe the standards for management guidance set by the Financial Supervisory Commission with respect of matters falling under each of the following subparagraphs under the conditions as prescribed by the Presidential Decree: (Amended by Act No.
         6177, Jan. 21, 2000)

         1.Matters relating to the propriety of capital;

         2.Matters relating to the soundness of assets;

         3.Matters relating to the liquidity; and

         4.Other matters necessary for securing the soundness of management.

         (3) In its determining the standards for management guidance pursuant to paragraph (2), the Financial Supervisory Commission shall reflect the principle of supervision over the soundness of financial institutions recommended by the Bank for International Settlements. (Newly Inserted by Act No. 5745, Feb. 5, 1999)

         (4) Where any financial institution is deemed to threaten to seriously harm its sound management, such as failing to meet the guidelines for management guidance referred to in paragraph (2), the Financial Supervisory Commission may require it to take measures necessary to improve management such as increase in capital stock and restriction on profits sharing.


ARTICLE 46 (MEASURES FOR INSOLVENCY, ETC. OF DEPOSITS)

         Where any financial institution is deemed to threaten to seriously harm the interests of depositors, such as threatening to go bankrupt or insolvent, the Financial Supervisory Commission may order to restrict the receipt of deposits and credits extensions, suspend payment of deposits in whole or in part, or take other necessary measures.


ARTICLE 47 (SUBMISSION OF BUSINESS REPORT, ETC.)


         (1) A financial institution shall submit a report of business operations to the Governor of the Financial Supervisory Service in accordance with the form as determined by the Governor of the Financial Supervisory Service (hereinafter referred to as the "Financial Supervisory Service Governor") by the end of the following month.

         (2) The report under paragraph (1) shall be signed and sealed by the representative and the person in charge or his agent.

         (3) Financial institutions shall provide the Financial Supervisory Service Governor with materials requested by him for the execution of his functions.


ARTICLE 48 (INSPECTION)


         (1) The Financial Supervisory Service Governor shall inspect the business and current property of a financial institution.

         (2) The Financial Supervisory Service Governor may, when he deems it necessary to conduct the inspection referred to in paragraph (1), ask the financial institution to make a report on its business and property, furnish material and make its officials in charge present to state their opinion. (Amended by Act No. 6177, Jan. 21, 2000)

         (3) The Financial Supervisory Service Governor may request any outside auditor appointed by a financial institution under the Act on External Audit of Stock Companies to submit information which he has learned as a result of auditing the financial institution, or other material relating to sound management.

         (4) Any person who conducts the inspection under paragraph (1) shall carry a certificate showing his authority and produce it to persons concerned. (Newly Inserted by Act No. 6177, Jan. 21, 2000)


ARTICLE 48-2 (INSPECTION OF PERSONS SUBJECT TO CONVERSION)

         (1) In any of the following cases, the Financial Supervisory Commission may have the Financial Supervisory Service Governor inspect the business matters and financial standing of a person subject to conversion within the necessary minimum scope of attaining its objective:

         1.Where it is necessary to verify the results of checkup under Article 16-3 (2); and

         2.Where it is deemed that a person subject to conversion is very likely to have illegal business connections with a financial institution due to the aggravation of financial standing, such as the sudden increase of borrowings and the occurrence of an enormous loss.

         (2) The concrete scope and method of inspection under paragraph (1) and other matters necessary for inspection shall be prescribed by the Financial Supervisory Commission.

         (3) The provisions of Article 48 (2) through (4) shall apply mutatis mutandis to the inspection under paragraph (1).
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 49 (CONTRIBUTIONS)


         (1) Financial institutions which are inspected by the Financial Supervisory Service shall pay contributions for meeting the inspection costs to the Financial Supervisory Service.

         (2) The sharing rate and limit of contributions under paragraph (1) and other necessary matters on the payment of contributions shall be determined by the Presidential Decree.

ARTICLE 50 (REQUEST FOR HOLDING RESERVES AND DISPOSING OF LOSSES)

         The Financial Supervisory Service Governor may request a financial institution to take the following measures as it deems necessary to maintain the sound management of the financial institution:

         1.Changes in book values of assets;

         2.Holding reserves for unsound assets; and

         3.Writing off assets deemed valueless.


ARTICLE 51 (PUBLICATION OF MANAGEMENT)

         A financial institution shall publish the matters prescribed by the Presidential Decree and necessary to protect depositors and investors under the conditions as prescribed by the Financial Supervisory Commission.
         [This Article Wholly Amended by Act No. 6177, Jan. 21, 2000]


ARTICLE 52 (MODIFICATION, ETC. OF CONTRACTUAL STANDARDS)


         (1) A financial institution shall protect the rights and interests of the users of the financial institution in conducting business under this Act, and where it intends to establish or modify the contractual standards relating to financial transactions, it shall make a report in advance to the Financial Supervisory Commission: Provided, That in such cases as not affecting adversely the rights and interests of the users and as determined by the Financial Supervisory Commission, it may make a report to the Financial Supervisory Commission within ten days of the establishment or modification of the contractual standards. (Amended by Act No. 6691, Apr. 27, 2002)

         (2) The Financial Supervisory Commission may, in case where necessary to maintain the sound order in financial transactions, advise a financial institution to modify its contractual standards referred to in paragraph (1).

         (3) The Financial Supervisory Commission may determine the time and procedures for reporting the establishment or modification of contractual standards under paragraph (1) and other necessary matters.

         (4) Financial institutions shall disclose terms and conditions of a contract on financial transactions in accordance with the Financial Supervisory Commission.


ARTICLE 53 (SANCTIONS AGAINST FINANCIAL INSTITUTIONS)


         (1) The Financial Supervisory Commission may in the event that any financial institution is feared to undermine the soundness of its management through violating this Act or regulations, orders or instructions under this Act, take measures falling under any of the following subparagraphs on the recommendation of the Financial Supervisory Service Governor or make the Financial Supervisory Service Governor take appropriate measures to halt the act of violation and issue warnings, etc.:

         1.Order given to correct the act of violation; and

         2.Partial suspension of the business for not more than six months.

         (2) The Financial Supervisory Commission may, if any financial institution falls under any of the following subparagraphs, order the financial institution to suspend its whole business with fixing a period of not more than six months or revoke its license of the banking business:

         1.Where it has gotten the license of the banking business in a fraudulent and unlawful manner;

         2.Where it has violated the licensed contents and terms;

         3.Where it has carried on the business during the period for which its business has been suspended;

         4.Where it has failed to execute an order given to correct the act of violation under paragraph (1); and

         5.Where, in a case other than subparagraphs 1 through 4, it is feared to incur great damages to the interests of depositors and investors by violating the Act or orders or dispositions under this Act.
         [This Article Wholly Amended by Act No. 6177, Jan. 21, 2000]


ARTICLE 54 (SANCTIONS AGAINST OFFICERS AND EMPLOYEES)


         (1) Where any officer of a financial institution intentionally violates this Act or any rules, orders, or instructions under this Act, or performs an act which seriously damages the sound operation of the financial institution, the Financial Supervisory Commission may, upon the recommendation of the Financial Supervisory Service Governor, order the officer to suspend the execution of his functions or recommend that the general stockholders' meeting dismiss the officer, and may have the Financial Supervisory Service Governor take an appropriate measure such as issuing a warning.

         (2) Where any employee of a financial institution intentionally violates this Act or any rules, orders or instructions under this Act, or performs an act which seriously damages the sound operation of the financial institution, the Financial Supervisory Service Governor may request the head of the financial institution to take appropriate disciplinary measures such as dismissal, suspension, deduction of salary, or reprimand.


                  CHAPTER VIII MERGER, CLOSURE, AND DISSOLUTION

ARTICLE 55 (AUTHORIZATION ON MERGER, DISSOLUTION, AND CLOSURE)


         (1) Any financial institution shall, if it intends to perform an act falling under any of the following subparagraphs, get authorization from the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree: (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999; Act No. 6177, Jan. 21, 2000; Act
         No. 6691, Apr. 27, 2002)

         1.A division or a merger with any other financial institution (including a division-merger);

         2.A dissolution or closedown of the banking business; and

         3.A transfer or takeover of business operations in whole or in part.

         (2) The Financial Supervisory Commission may attach conditions to the authorization under paragraph (1). (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)


ARTICLE 56 (DISSOLUTION ORDER, ETC. FOR FINANCIAL INSTITUTIONS)

         (1) Deleted. (by Act No. 5745, Feb. 5, 1999)

         (2) A financial institution shall be dissolved when its authorization on banking business is cancelled pursuant to Article 53.

         (3) Where any financial institution is dissolved pursuant to paragraph
         (2), the court may, at the request of interested persons or the Financial Supervisory Commission, or ex officio, appoint or dismiss a liquidator. (Amended by Act No. 5540, May 25, 1998; Act No. 5745, Feb. 5, 1999; Act No. 5982, May 24, 1999)


ARTICLE 57 (APPOINTMENT OF LIQUIDATOR, ETC.)


         (1) Where any financial institution is dissolved or goes bankrupt, the Financial Supervisory Service Governor or one of his employees shall be appointed as liquidator or trustee in bankruptcy.

         (2) The Financial Supervisory Service Governor or his employee appointed as liquidator or trustee in bankruptcy pursuant to paragraph
         (1) shall not demand remuneration for his functions: Provided, That reasonable expenses required for the execution of his functions may be disbursed from the property concerned.


         CHAPTER IX DOMESTIC BRANCHES OF FOREIGN FINANCIAL INSTITUTIONS

ARTICLE 58 (AUTHORIZATION, ETC. ON BANKING BUSINESS FOR FOREIGN FINANCIAL INSTITUTIONS)


         (1) Where any foreign financial institution (referring to a financial institution which presently runs the banking business abroad after having been established pursuant to foreign Acts and subordinate statutes; hereinafter the same shall apply) intends to open its branch, agency or office to run the banking business in the Republic of Korea, or to close its branch or agency, it shall get authorization from the Financial Supervisory Commission under the conditions as prescribed by the Presidential Decree. (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999; Act No. 6177, Jan. 21, 2000)

         (2) The Financial Supervisory Commission may set conditions for authorization under paragraph (1). (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)

         (3) Any foreign financial institution shall, if it intends to relocate its branch or agency, or to close its office for which authorization has been granted under paragraph (1), file in advance a report thereof with the Financial Supervisory Commission. (Newly Inserted by Act No. 6177, Jan. 21, 2000)


ARTICLE 59 (APPLICATION OF ACT TO FOREIGN FINANCIAL INSTITUTIONS)


         (1) Branches or agents of foreign financial institutions authorized pursuant to Article 58 (1) shall be deemed financial institutions under this Act, and the domestic representatives of foreign financial institutions shall be deemed officers of financial institutions under this Act: Provided, That the provisions of Articles 4, 9 and 15 shall not apply. (Amended by Act No. 5745, Feb. 5, 1999)

         (2) Where a foreign financial institution establishes two or more branches or agents in the Republic of Korea, the relevant branches or agents in total shall be deemed financial institutions.


ARTICLE 60 (CANCELLATION, ETC. OF AUTHORIZATION)

         (1) Where the head office of a foreign financial institution falls under any of the following subparagraphs, the Financial Supervisory Commission may cancel the authorization for any branch or agent of the foreign financial institution referred to in Article 58 (1): (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)

         1.Where it ceases to exist due to a merger or transfer of business operations;

         2.Where it has been subject to disciplinary action by the financial supervisory agency due to such causes as unlawful acts or unsound business activities; and

         3.Where it suspends or temporarily suspends business.

         (2) Where the head office of the foreign financial institution falls under any of subparagraphs of paragraph (1), any branch, agent, or office of the foreign financial institution shall report to the Financial Supervisory Commission within seven days from the date on which such a cause occurs. (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)

         (3) Where the head office of a foreign financial institution is dissolved or goes bankrupt, closes its banking business, or is cancelled its authorization to do banking business, the authorization for branches or agents of the foreign financial institution referred to in Article 58 (1) shall be deemed to have been cancelled on the date on which such a cause occurs.


ARTICLE 61 (CLOSURE AND LIQUIDATION OF BRANCHES AT TIME OF CANCELLATION OF
           AUTHORIZATION)


         (1) Where any branch or agent of a foreign financial institution is cancelled or is deemed to be cancelled its authorization pursuant to
         Article 53 or 60 (1) or (3), the
         relevant branch or agent shall be closed and liquidate all properties in the Republic of Korea.

         (2) The court may, at the request of interested persons or the Financial Supervisory Commission, or ex officio, appoint or dismiss a liquidator. (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)

         (3) The provisions of Article 620 (2) of the Commercial Act shall apply mutatis mutandis to the liquidation under paragraph (1).


ARTICLE 62 (DOMESTIC ASSETS OF FOREIGN FINANCIAL INSTITUTIONS)


         (1) Branches or agents of foreign financial institutions shall hold all or part of assets in the Republic of Korea under the conditions as prescribed by the Presidential Decree.

         (2) Where any branch or agent of a foreign financial institution is liquidated or goes bankrupt, its assets, capital stock, reserves, and other surplus shall be preferentially appropriated for the nationals of the Republic of Korea and the foreigners who have addresses or abodes in the Republic of Korea.


ARTICLE 63 (APPLICATION OF PROVISIONS ON CAPITAL STOCK)

         The application of the provisions of this Act on capital stock of financial institutions with respect to branches or agents of foreign financial institutions shall be governed by the Presidential Decree.


                       CHAPTER X SUPPLEMENTARY PROVISIONS

ARTICLE 64 (HEARING)

         The Financial Supervisory Commission shall hold a hearing where it intends to take any of the following dispositions: (Amended by Act No. 5540, May 25, 1998; Act No. 5982, May 24, 1999)

         1.Cancellation of authorization under Article 53; and

         2.Cancellation of authorization on branches or agents of foreign financial institutions under Article 60 (1).


ARTICLE 65 (ENTRUSTMENT OF POWERS)


         (1) Deleted. (by Act No. 5982, May 24, 1999)

         (2) The Financial Supervisory Commission may entrust part of his powers under this Act to the Financial Supervisory Service Governor under the conditions as prescribed by the Presidential Decree.


ARTICLE 65-2 (PUBLIC ANNOUNCEMENT ON ELECTRONIC DOCUMENTS, ETC.)

         When a financial institution makes a public announcement or submits data under Article 41, 42, or 47, it may do so through electronic documents under the conditions as determined by the Financial Supervisory Commission, the Governor of the Bank of Korea, or the Governor of the Financial Supervisory Service.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]

                      CHAPTER XI IMPOSITION AND COLLECTION
                          OF PENALTY SURCHARGES, ETC.




ARTICLE 65-3 (PENALTY SURCHARGES)

         Where a financial institution violates Article 35, 35-2, 35-3, 37, 38, or 62, the Financial Supervisory Commission may impose penalty surcharges thereon according to the following division:

         1.Where a financial institution exceeds the credit limit as referred to in Article 35 (1), (3), or (4), or Article 37 (3) 1 or (6) 3: Not more than 10/100 of the amount of credits in excess;

         2.Where a financial institution exceeds the credit limit as referred to in Article 35-2 (1) or (2): Not more than 20/100 of the amount of credits in excess;

         3.Where a financial institution exceeds the acquisition limit on stocks as referred to in Article 35-3 (1): Not more than 20/100 of the total amount of book values of the stocks acquired in excess;

         4.Where a financial institution exceeds the limit on owning of stocks as referred to in Article 37 (1), (2), or (6) 2: Not more than 10/100 of the total amount of book values of the stocks owned in excess;

         5.Where a financial institution extends credits in violation of Article 37 (3) 2: Not more than 2/100 of the amount of credits;

         6.Where a financial institution owns stocks in violation of Article 37
         (6) 1: Not more than 2/100 of the total amount of book values of the stocks owned;

         7.Where a financial institution extends credits without securing any proper security in violation of the text of Article 37 (7): Not more than 10/100 of the amount of credits;

         8.Where a financial institution trades inferior assets in violation of the text of Article 37 (8): Not more than 10/100 of the book value of the inferior assets;

         9.Where a financial institution exceeds the ceiling on investment in securities as referred to in subparagraph 1 of Article 38: Not more than 10/100 of the amount of investment in excess;

         10.Where a financial institution owns real estate in violation of subparagraph 2 of Article 38: Not more than 10/100 of the acquisition value of the real estate owned;

         11.Where a financial institution exceeds the limit on owning of real estate as referred to in subparagraph 3 of Article 38: Not more than 10/100 of the acquisition value of the real estate owned in excess;

         12.Where a financial institution offers loans in violation of subparagraph 4 or 6 of Article 38: Not more than 2/100 of the amount of loans;

         13.Where a financial institution make loans by taking its own stocks as a security in violation of subparagraph 5 of Article 38: Not more than 2/100 of the amount of loans;

         14.Where a financial institution makes loans by taking as a security stocks exceeding 20/100 of the stocks issued by another company in violation of subparagraph 5 of Article 38: Not more than 10/100 of the amount of loans; and

         15.Where a financial institution fails to hold assets under Article 62
         (1): Not more than 2/100 of the amount of violation.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 65-4 (IMPOSITION OF PENALTY SURCHARGE)

         (1) Where the Financial Supervisory Commission imposes a penalty surcharge under Article 65-3, it shall take into account the following matters:

         1.Contents and severity of a violation;

         2.Period and frequency of a violation; and

         3.Amount of profits gained from a violation.

         (2) Other necessary matters concerning the imposition of penalty surcharges shall be prescribed by the Presidential Decree.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 65-5 (SUBMISSION OF OPINIONS)


         (1) The Financial Supervisory Commission shall, prior to the imposition of a penalty surcharge, give the party concerned or the persons interested, etc. opportunities to present their opinions thereon.

         (2) The party concerned or the persons interested, etc. under paragraph
         (1) may attend a meeting of the Financial Supervisory Commission to state their opinions or may submit necessary data thereto.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 65-6 (RAISING OF OBJECTION)


         (1) Any person who is dissatisfied with the imposition of a penalty surcharge under Article 65-3 may raise an objection to the Financial Supervisory Commission within

         30 days from the date on which he is notified of such disposition, specifying reasons therefor.

         (2) The Financial Supervisory Commission shall decide on the objection under paragraph (1) within 30 days: Provided, That if it can not decide thereon within the period due to inevitable causes, it may extend the period within the scope of 30 days.

         (3) Any person who is dissatisfied with a decision made under paragraph
         (2) may lodge an administrative appeal thereon.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 65-7 (EXTENSION OF TIME LIMIT FOR PAYING PENALTY SURCHARGE AND PAYMENT OF PENALTY SURCHARGE IN INSTALLMENTS)


         (1) Where the Financial Supervisory Commission deems that a person on whom a penalty surcharge is imposed (hereinafter referred to as the "person liable for paying a penalty surcharge") has difficulty in paying the penalty surcharge in lump sum for any of the following causes, it may extend the time limit of the payment or allow him to pay the penalty surcharge in installments. In this case, it may have him offer a security, if necessary:

         1.Where he sustains any considerable loss in property due to disasters, etc.;

         2.Where his business is in serious crisis due to the aggravation of business conditions; and

         3.Where it is expected that his financial conditions will be in significant difficulty if he pays the penalty surcharge in lump sum.

         (2) Where a person liable for paying the penalty surcharge intends to get the time limit for paying the penalty surcharge extended or the penalty surcharge paid in installments under paragraph (1), he shall make an application therefor to the Financial Supervisory Commission not later than 10 days before the time limit of the payment.

         (3) Where a person liable for paying the penalty surcharge falls under any of the following subparagraphs after he gets the time limit of payment extended or the payment in installments allowed under paragraph
         (1), the Financial Supervisory Commission may cancel the extension of the time limit of payment or the decision of the payment in installments and then collect the penalty surcharge in lump sum:

         1.Where he fails to pay the penalty surcharge, the payment of which has been decided to be made in installments, within the time limit of payment;

         2.Where he changes his security or fails to execute orders given by the Financial Supervisory Commission, which are necessary to preserve such security;

         3.Where it is deemed impossible to collect his penalty surcharge, in whole or in part, on the grounds that he is subjected to compulsory execution, the commencement of an auction, the declaration of bankruptcy, the dissolution of a corporation, or a disposition taken to collect national or local taxes in arrears, etc.; and

         4.Other causes equivalent to subparagraphs 1 through 3, as prescribed by the Presidential Decree.

         (4) Matters necessary for the extension of the time limit for paying penalty surcharges, the payment in installments, or the furnishing of a security, etc. under paragraphs (1) through (3) shall be prescribed by the Presidential Decree.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 65-8 (COLLECTION OF PENALTY SURCHARGES AND DISPOSITION TAKEN TO COLLECT PENALTY SURCHARGE IN ARREARS)

         (1) Where a person liable for paying a penalty surcharge fails to pay the penalty surcharge within the time limit of payment, the Financial Supervisory Commission may collect additional dues prescribed by the Presidential Decree from him for a period ranging from the date following the time limit of payment to the date preceding the day he actually pays.

         (2) Where a person liable for paying the penalty surcharge fails to pay the penalty surcharge within the time limit of payment, the Financial Supervisory Commission may urge him to pay the penalty surcharge within a specified period. If he fails to pay the penalty surcharge and the additional dues under paragraph (1) within such specified period, it may collect the penalty surcharge according to the examples of disposition on the national taxes in arrears.

         (3) The Financial Supervisory Commission may entrust the Commissioner of the National Tax Service with the authority of collecting the penalty surcharge and the additional dues or taking the disposition to collect the penalty surcharge in arrears under paragraphs (1) and (2).

         (4) Other matters necessary for collection of penalty surcharges shall be prescribed by the Presidential Decree.

         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


ARTICLE 65-9 (CHARGES FOR COMPELLING COMPLIANCE)


         (1) Where a person who is under order for the disposal of stocks under
         Article 16 (2), 16-2 (5), 16-3 (5), or 16-4 (5) fails to execute the order within the fixed period, the Financial Supervisory Commission may impose on him charges for compelling compliance therewith within the scope of not exceeding the amount which is obtained by multiplying the book value of stocks to be disposed of per day by

         3/10,000.

         (2) The charges for compelling compliance shall be imposed for the period ranging from the day following the closing day of the compliance period set in the order for the disposal of stocks to the day the person concerned actually disposes of the stocks (referring to the day of delivering the stock certificates).

         (3) In collecting charges for compelling compliance, where the order for the disposal of stocks is not carried out even after the elapse of 90 days from the closing date of the compliance period as set in the order, the Financial Supervisory Commission shall collect such charges for the elapse of every 90 days reckoning from the closing date.

         (4) The provisions of Articles 65-4 through 65-8 shall apply mutatis mutandis to the imposition and collection of charges for compelling compliance.
         [This Article Newly Inserted by Act No. 6691, Apr. 27, 2002]


                          CHAPTER XII PENAL PROVISIONS

ARTICLE 66 (PENAL PROVISIONS)

         Any person who falls under any of the following subparagraphs shall be punished by imprisonment for not more than five years or by a fine not exceeding two hundred million won:

         1.A person who is engaged in the banking business without obtaining authorization under Article 8 (1);

         2.A person who violates Article 21;

         3.A person who extends credits to a large stockholder in violation of
         Article 35-2

         (1) through (3), and a large stockholder who is given credits from such a person;

         4.A person who acquires stocks issued by a large stockholder in violation of Article 35-3 (1);

         5.A person who violates Article 35-4; and

         6.An officer or employee serving or having served at a financial institution who discloses information which he has learned in the course of business or uses it for non-occupational purposes. [This Article Wholly Amended by Act No. 6691, Apr. 27, 2002]


ARTICLE 67 (PENAL PROVISIONS)

         Any person who falls under any of the following subparagraphs shall be punished by imprisonment for not more than three years or by a fine not exceeding one hundred million won:

         1.A person who extends credits in violation of Article 35 (1), (3), or
         (4); and

         2.A person who violates Article 37 (1), (3), or (6) through (8). [This Article Wholly Amended by Act No. 6691, Apr. 27, 2002]


ARTICLE 68 (PENAL PROVISIONS)


         (1) Where any officer, manager, agent representative (where the agent representative is a corporation, any member, officer, manager, or any other corporation's representative executing the functions), or liquidator of a financial institution (hereinafter referred to as "officer, etc. of a financial institution") or his employee performs any of the following acts, he shall be punished by imprisonment for not more than one year or a fine not exceeding thirty million won:
         (Amended by Act No. 5745, Feb. 5, 1999; Act No. 6177, Jan. 21, 2000;
         Act No. 6691, Apr. 27, 2002)

         1.Where its capital stock falls short of the standards under Article 9;

         2.Deleted; (by Act No. 6691, Apr. 27, 2002)

         3.Where he violates the provisions of Article 29 (1);

         4.Where he violates the provisions of Article 30;

         5.Where he violates the provisions of Article 32;

         6.Where he issues bonds in violation of Article 33;

         7.Deleted; (by Act No. 5745, Feb. 5, 1999)

         8.and 9.Deleted; (by Act No. 6691, Apr. 27, 2002)

         10.Where he violates the provisions of Article 38;

         11.Where he violates the provisions of Article 40;

         12.and 13.Deleted; (by Act No. 6177, Jan. 21, 2000)

         14.Where he performs acts as prescribed in each subparagraph of Article 55 (1) without authorization under Article 55 (1);

         15.Where he violates the provisions of Article 58 (1) (excluding the case where he is required to get authorization to open a branch, agency or office);

         16.Where he violates the provisions of Article 62 (1) or (2); and

         17.Deleted. (by Act No. 6177, Jan. 21, 2000)

         (2) Any person who violates the provisions of Article 14 shall be punished by imprisonment for not more than one year or by a fine not exceeding thirty million won. (Amended by Act No. 6691, Apr. 27, 2002)

         (3) Deleted. (by Act No. 6691, Apr. 27, 2002)


ARTICLE 68-2 (JOINT PENAL PROVISIONS)

         If the representative of a corporation or the agent, employee or the employed of a corporation or an individual commits the act of violating Articles 66 through 68 in relation to the business of the corporation and the individual, such corporation or such individual shall be fined according to relevant Articles in addition to the punishment of an actual offender. (Amended by Act No. 6691, Apr. 27, 2002) [This Article Newly Inserted by Act No. 6177, Jan. 21, 2000]


ARTICLE 69 (FINE FOR NEGLIGENCE)


         (1) Any person who falls under any of the following subparagraphs shall be punished by a fine for negligence not exceeding fifty million won:
         (Amended by Act No. 6691, Apr. 27, 2002)

         1.A person who fails to make a report in violation of Article 15 (2);

         2.A person who refuses to comply with the request for submitting data, etc. under Article 16-4 (2) or 35-5 (1);

         3.A financial institution which fails to go through resolution by the board of directors in violation of Article 35-2 (4) or 35-3 (3);

         4.A financial institution which fails to make a report to the Financial Supervisory Commission or to make a disclosure in violation of Article 35-2 (5) and (6) or 35-3 (4) and (5);

         5.A person who refuses, obstructs, or evades the inspection under
         Article 48-2; and

         6.Other financial institutions which violate this Act or any rules, orders, or instructions under this Act.

         (2) Where any officer, etc. or employee of a financial institution falls under any case of the following subparagraphs, he shall be punished by a fine for negligence not exceeding ten million won:
         (Amended by Act No. 6691, Apr. 27, 2002)

         1.Where he violates Article 10 (1);

         2.Where he violates Article 20;

         3.Where he falsely publishes matters as prescribed in Article 41;

         4.Where he neglects to submit a report under Article 47 or enters matters different from the facts on the report;

         5.Where he refuses, obstructs, or evades the inspection under Article
         48;

         6.Where he neglects to keep, submit, report, publicly announce, or disclose documents under this Act; and

         7.Where he violates this Act or any rules, orders, or instructions under this Act.

         (3) Deleted. (by Act No. 6691, Apr. 27, 2002)

         (4) A fine for negligence under paragraphs (1) and (2) shall be imposed and collected by the Financial Supervisory Commission on conditions as the Presidential Decree may determine. (Amended by Act No. 6691, Apr. 27, 2002)

         (5) Any person who is dissatisfied with the disposition of a fine for negligence under paragraph (4) may make an objection to the Financial Supervisory Commission within thirty days from the date of receipt of the notice for such disposition.

         (6) Where any person who has been subject to a disposition of a fine for negligence pursuant to paragraph (4) makes an objection pursuant to paragraph (5), the Financial Supervisory Commission shall notify the competent court without delay and the court in receipt of such a notice shall bring the case to trial under the Non-Contentious Case Litigation Procedure Act.

         (7) Where no objection is made and no fine for negligence is paid within the period under paragraph (5), the Financial Supervisory Commission shall collect the fine according to the examples of disposition on the national taxes in arrears.


          ADDENDA


ARTICLE 1 (ENFORCEMENT DATE)


         (1) This Act shall enter into force on April 1, 1998: Provided, That the amended provisions of Article 64 and the amended provisions of
         Article 7 of the Addenda shall enter into force on January 1, 1998 and the provisions of Articles 15 through 17, 22 (1) through (8) and (10), 26, 35 (3), and the amended provisions of Articles 6 (3) and 10 (2) of the Addenda shall enter into force on the date of its promulgation.

         (2) The powers of the Financial Supervisory Commission in connection with the enforcement of the provisions of the proviso of paragraph (1) shall be exercised by the Director of the Board of Bank Supervision at the Bank of Korea from the date on which this Act is promulgated until March 31, 1998.


ARTICLE 2 (EXAMPLE OF APPLICATION ON TERM OF OFFICE OF AUDITORS)

         The term of office of auditors under the amended provisions of subparagraph 1 of Article 19 shall apply to the first auditors to be appointed after the enforcement of this Act.


ARTICLE 3 (GENERAL TRANSITIONAL MEASURES)


         (1) Any authorization, approval, decisions, orders, dispositions, or other acts by the Minister of Finance and Economy, the Monetary Board, or the Director of the Board of Bank Supervision at the Bank of Korea under the previous provisions prior to the enforcement of this Act shall be deemed to be acts by the Minister of Finance and Economy, the Financial Supervisory Commission, or the Financial Supervisory Service Governor under this Act.

         (2) Any declarations, reports, or other acts directed to the Minister of Finance and Economy, the Monetary Board, or the Director of the Board of Bank Supervision at the Bank of Korea under the previous provisions prior to the entry into force of this Act shall be deemed to be acts directed to the Minister of Finance and Economy, the Financial Supervisory Commission, or the Financial Supervisory Service Governor.


ARTICLE 4 (TRANSITIONAL MEASURES PURSUANT TO ADJUSTMENT OF COMPONENT RATIO OF
          NON-

PERMANENT DIRECTORS)


         The board of directors under the amended provisions of Article 22 shall be composed at the first regular general stockholders' meeting to be convened after January 1, 1998, and until then the board of directors as of January 1, 1998 shall be deemed the board of directors under this Act.


ARTICLE 5 (TRANSITIONAL MEASURES ON PENAL PROVISIONS)

         The application of the penal provisions to acts committed prior to the enforcement of this Act shall be governed by the previous provisions.


ARTICLE 6
         Deleted. (by Act No. 6691, Apr. 27, 2002)


ARTICLE 7 (SPECIAL CASES FOR COMMITTEE ON RECOMMENDATIONS FOR CANDIDATES)


         (1) Any financial institution to which the previous provisions of
         Article 14-7 did not apply as of January 1, 1998 and in which the term of office of the governor or auditors expires at the first regular general stockholders' meeting convened after January 1. 1998, shall compose a provisional committee on recommendations for candidates.

         (2) The members of the provisional committee on recommendations for candidates under paragraph (1) shall be composed of candidates for non-permanent directors under the amended provisions of Article 22, and shall not be subject to appointment by a general stockholders' meeting.

         (3) The number of members of the provisional committee on recommendations for candidates under paragraph (1) shall be determined by the board of directors.

         (4) The chairman of the provisional committee on recommendations for candidates shall be chosen from among members.

         (5) The members of the provisional committee on recommendations for candidates shall be recommended as candidates for non-permanent directors at the first regular general stockholders' meeting convened after January 1, 1998.


ARTICLE 8 (SPECIAL CASES FOR APPLICATION OF BOARD OF DIRECTORS SYSTEM)

         With regard to financial institutions converted under the Act on Structural Improvement of the Financial Industry prior to the entry into force of this Act, the amended provisions of Article 22 (3), (5) through (9) shall not apply. (Amended by Act No. 5745, Feb. 5, 1999)


ARTICLE 9
         Omitted.


ARTICLE 10 (RELATION WITH OTHER ACTS AND SUBORDINATE STATUTES)


         (1) Where any of Acts or subordinate statutes at the time of the entry into force of this Act cite the previous provisions of the Banking Act, the provisions corresponding to this Act, if included, shall be deemed to have been cited.

         (2) Notwithstanding the provisions of Article 2 of the Framework Act on the Management of Government-Invested Institutions, where the Government holds not less than 50/100 of issued stocks of financial institutions, the financial institutions shall not be deemed to be government-invested institutions.

          ADDENDA (Act No. 5520, Feb. 24, 1998)

         (1) (Enforcement Date) This Act shall enter into force on the date of its promulgation.

         (2) (Transitional Measures concerning Authorization of Financial Supervisory Commission) The approving power of the Financial Supervisory Commission in connection with the enforcement of the amended provisions of Article 37 (2) shall be exercised by the Director of the Board of Bank Supervision at the Bank of Korea from the date on which this Act is promulgated until March 31, 1998.


          ADDENDUM (Act No. 5540, May 25, 1998)
This Act shall enter into force on the date of its promulgation.


          ADDENDA (Act No. 5745, Feb. 5, 1999)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on April 1, 1999: Provided, That the amendments to Articles 15 (7) and 35 (1) through (3) shall enter into force on January 1, 2000.


ARTICLE 2 (TRANSITIONAL MEASURES ON CREDIT LINE)

         (1) A financial institution which extends credits in excess of the line under the amendments to Articles 15 (7) and 35 (1) and (3) pursuant to the proviso of Article 1 of the Addenda at the time of the entry into force of the amendments shall ensure that it conforms to the said amendments not later than December 31, 2002, and shall present a detailed plan for such implementation to and obtain approval from the Financial Supervisory Commission not later than January 31, 2000.

         (2) A financial institution which extends credits in excess of the line under the amendments to Article 35 (4) at the time of the entry into force of this Act shall ensure that it conforms to the said amendments not later than March 31, 2000, and shall present a detailed plan for such implementation to and obtain approval from the Financial Supervisory Commission no later than April 30, 1999.


ARTICLE 3 (TRANSITIONAL MEASURES ON QUALIFICATION OF OFFICERS)


         (1) Where an officer of a financial institution who is in office at the time of the entry into force of this Act falls under Article 18 (1) 7 or 8 for a cause arising prior to the entry into force of this Act, he shall be governed by the former provisions for one year from the date of the entry into force of this Act.

         (2) The terms of officers of financial institutions who are in office at the time of the entry into force of this Act shall be governed by the former provisions notwithstanding the amendments to Article 19:
         Provided, That this shall not apply where the financial institution may otherwise determine by the articles of incorporation.


ARTICLE 4 (TRANSITIONAL MEASURES ON PENAL PROVISIONS)

         The application of penal provisions to acts committed prior to the entry into force of this Act shall be governed by the former provisions.

          ADDENDA (Act No. 5982, May 24, 1999)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on the date of its promulgation. (Proviso Omitted.)


ARTICLES 2 THROUGH 6

         Omitted.

         ADDENDA (Act No. 6018, Sep. 7, 1999)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on July 1, 2000. (Proviso Omitted.)


ARTICLES 2 THROUGH 21

         Omitted.

         ADDENDA (Act No. 6177, Jan. 21, 2000)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force after the lapse of three months from the date of its promulgation: Provided, That the amended provisions of Articles 17 and 23-2 shall enter into force on the date of its promulgation.


ARTICLE 2 (TRANSITIONAL MEASURES CONCERNING QUALIFICATION REQUIREMENTS FOR OFFICERS)

         Where any officer of a financial institution falls under the causes of disqualification under the amended provisions of Article 18 (1) 9 due to causes that have accrued prior to the enforcement of this Act at the time that this Act is enforced, his case shall be governed by the previous provisions notwithstanding the amended provisions.


ARTICLE 3 (TRANSITIONAL MEASURES CONCERNING APPOINTMENTS OF OUTSIDE DIRECTORS)

         Any non-standing director who works for a financial institution at the time that this Act is enforced shall be deemed an outside director under the amended provisions of Article 22.


ARTICLE 4 (TRANSITIONAL MEASURES CONCERNING ESTABLISHMENT OF AUDIT COMMITTEE)

         Every financial institution shall establish its audit committee in accordance with the amended provisions of Article 23-2 at the general meeting of stockholders, which is first called after the enforcement of this Act.


ARTICLE 5 (TRANSITIONAL MEASURES CONCERNING STANDING AUDITOR FOLLOWING ESTABLISHMENT OF AUDIT COMMITTEE)

         Any person who works as a standing auditor of any financial institution that has to establish the audit committee at the time that this Act is enforced (referring to the standing auditor designated by the board of directors of the financial institution in case that the financial institution has not less than two standing auditors) shall, if his term of office does not expire by the date on which the ordinary general meeting of stockholders is called to establish the audit committee in accordance with Article 4 of the Addenda and he is not dismissed at the regular general meeting of stockholders, be deemed a member of the audit committee, who is not an outside director. In this case, the standing auditor shall be deemed a director appointed at the general meeting of stockholders under the provisions of Article 382 (1) of the Commercial Act until the expiration of his term of office.


ARTICLE 6 (TRANSITIONAL MEASURES CONCERNING INTERNAL CONTROL STANDARDS)

         Any financial institution that is in existence at the time that this Act is enforced shall set the internal control standards under the amended provisions of Article 23-3 (1) within six months after the enforcement of this Act.


ARTICLE 7 (TRANSITIONAL MEASURES CONCERNING COMPOSITION OF BOARD OF DIRECTORS)

         Any financial institution under Article 26 (2) shall constitute the board of directors in a manner consistent with the amended provisions of the same Article at the regular general meeting of stockholders which is first called after the enforcement of this Act.


ARTICLES 8 AND 9
         Omitted.


          ADDENDA (Act No. 6256, Jan. 28, 2000)

ARTICLE 1 (ENFORCEMENT DATE)


         (1) This Act shall enter into force on July 1, 2000. (Proviso Omitted.)

         (2) Omitted.


ARTICLES 2 THROUGH 14

         Omitted.

         ADDENDA (Act No. 6429, Mar. 28, 2001)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on the date prescribed by the Presidential Decree within the limit not exceeding 2 years from the promulgation date of this Act. (Proviso Omitted.) ((Enforcement date of this Act shall be Mar. 1, 2002 pursuant to the Presidential Decree No. 17519, Feb. 25, 2002))


ARTICLES 2 THROUGH 11

         Omitted.

         ADDENDA (Act No. 6691, Apr. 27, 2002)

ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force three months after the date of its promulgation.


ARTICLE 2 (APPLICABLE CASES CONCERNING QUALIFICATIONS FOR COMPLIANCE OFFICERS OF FINANCIAL INSTITUTIONS)

         The amendments to Article 23-3 (4) shall apply to compliance officers who are first appointed after the enforcement date of this Act.


ARTICLE 3 (TRANSITIONAL MEASURES CONCERNING STOCKHOLDING BY FINANCIAL INSTITUTIONS)

         The same person who holds stocks of a financial institution in excess of the limit under the amendments to Articles 15 (1) and 16-2 (1), in accordance with the previous provisions of Article 15 (3) and (4), at the time of enforcement of this Act shall be deemed to hold such stocks under the amendments to Articles 15 (3) and 16-2 (3).


ARTICLE 4 (TRANSITIONAL MEASURES CONCERNING RESTRICTION ON CONCURRENT HOLDING OF OFFICE BY OFFICERS, ETC.)

         Any officer or employee of a financial institution who concurrently holds office of an officer or employee of a bank holding company (excluding any bank holding company having such financial institution as a subsidiary) at the time of enforcement of this Act shall make himself compatible with the amendments to Article 20 (1) not later than the day of the general meeting of stockholders of such financial institution or such bank holding company held for the first time after the enforcement of this Act, whichever comes later.

ARTICLE 5 (TRANSITIONAL MEASURES CONCERNING LIMIT ON CREDITS)

         Any financial institution which extends credits beyond the limit under the amendments to Article 35-2 (2) at the time of enforcement of this Act shall make itself consistent with such amendments not later than one year after this Act takes effect, and shall submit a detailed plan for implementation thereof to the Financial Supervisory Commission within three months after this Act enters into force and obtain approval thereon.


ARTICLE 6 (TRANSITIONAL MEASURES CONCERNING ACQUISITION LIMIT ON STOCKS)

         Any financial institution which holds stocks issued by its large stockholders beyond the limit under the amendments to Article 35-3 (1) at the time of enforcement of this Act shall make itself consistent with such amendments not later than one year from the date this Act enters into force: Provided, That the Financial Supervisory Commission may extend the period if it is inevitable in the light of the size of stocks issued by such large stockholders held by the financial institution, and the conditions of the securities market, etc.


ARTICLE 7 (TRANSITIONAL MEASURES CONCERNING PENAL PROVISIONS AND FINE FOR NEGLIGENCE)

         The application of the penalty and fine for negligence to acts committed prior to the enforcement of this Act shall be governed by the previous provisions.